UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2013

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2013, Plumas Bancorp (the "Company") repurchased the remaining 3,133 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (the "Preferred Shares") from a third party private investor. The Company paid $3,101,670 plus accrued dividends of $30,453. This represents a discount of 1% from the liquidation value of the Preferred Shares.

Funding for this purchase was provided from a promissory note dated October 24, 2013 payable to TIB - The Independent Bankersbank, an unrelated third party. The note bears interest at the U.S. "Prime Rate" + three-quarters percent per annum, has a term of 18 months and is secured by 100 shares of Plumas Bank stock representing the Company's 100% ownership interest in Plumas Bank.

A press release was issued on October 28, 2013 relating to this transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Press Release dated October 28, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

October 28, 2013	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 28, 2013